UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2007 (July 20, 2007)

Pennsylvania Commerce Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 653-6104

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2007, Pennsylvania Commerce Bancorp, Inc., parent company of Commerce Bank/Harrisburg, N.A. appointed Jay W. Cleveland, Jr. to the Company’s Board of Directors, expanding the Board to nine members. In conjunction with his appointment to the Board, Mr. Cleveland also will serve as a member of the Company’s Audit Committee.

Mr. Cleveland is President and Chief Executive Officer of Cleveland Brothers Equipment Co., Inc., a Caterpillar equipment dealer with locations in Pennsylvania and West Virginia. He has strong ties to the Central Pennsylvania market where Pennsylvania Commerce Bancorp originated, as well as surrounding regions in which the Company plans to expand. In addition to his reputable standing in the business community, Mr. Cleveland is well regarded for his participation in non-profit endeavors.

The Company believes that Mr. Cleveland’s insights, perspective and expertise will serve the Bank well as it continues to grow and produce long-term shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Commerce Bancorp, Inc.
(Registrant)

Date: July 25, 2007	/s/ Mark A. Zody
Mark A. Zody
Chief Financial Officer